Exhibit 99.2 TCBI Q4 2019 Earnings January 22, 2020

Forward Looking Statements This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Texas Capital Bancshares, Inc. (“TCBI”). These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, delays in completing the pending merger between TCBI and Independent Bank Group, Inc. (“IBTX”), the failure to obtain necessary regulatory approvals and shareholder approvals or to satisfy any of the other conditions to the merger on a timely basis or at all, the possibility that the anticipated benefits of the merger are not realized when expected or at all, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the inability to realize cost savings or improved revenues or to implement integration plans and other consequences associated with the proposed merger or new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, TCBI disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding TCBI, IBTX and factors which could affect the forward-looking statements contained herein can be found in TCBI’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission (“SEC”), and in IBTX’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. 2

Additional Statements Additional Information about the Merger and Where to Find It In connection with the proposed merger between IBTX and TCBI, IBTX filed a registration statement on Form S-4 with the SEC on January 21, 2020 to register the shares of IBTX’s capital stock to be issued in connection with the merger. The registration statement includes a joint proxy statement/prospectus. The registration statement has not yet become effective. After the Form S-4 is effective, a definitive joint proxy statement/prospectus will be sent to the shareholders of IBTX and TCBI seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT IBTX, TCBI AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from IBTX at its website, www.ibtx.com, or from TCBI at its website, www.texascapitalbank.com. Documents filed with the SEC by IBTX will be available free of charge by accessing the Investor Relations page of IBTX’s website at www.ibtx.com or, alternatively, by directing a request by telephone or mail to Independent Bank Group, Inc., 7777 Henneman Way, McKinney, Texas 75070, (972) 562-9004, and documents filed with the SEC by TCBI will be available free of charge by accessing TCBI’s website at www.texascapitalbank.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to Texas Capital Bancshares, Inc., 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, (214) 932-6600. Participants in the Solicitation IBTX, TCBI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IBTX and TCBI in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about IBTX, and its directors and executive officers, may be found in IBTX’s definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019, and other documents filed by IBTX with the SEC. Additional information about TCBI, and its directors and executive officers, may be found in TCBI’s definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 7, 2019, and other documents filed by TCBI with the SEC. These documents can be obtained free of charge from the sources described above. 3

Opening Remarks & Financial Highlights

Operating Results	*Total Loans HFI*	*Total Deposits*	*Net Income*	*EPS*	*ROE*	*ROA*
	$24.6 billion	**$26.5 billion**	**$73.9 million**	**$1.42**	**10.68%**	**.85%**

Net Interest Income and Margin

- Net interest income decreased 2% from Q3-2019 and increased 3% from Q4-2018; increased 7% for YTD 2019
- Net interest margin decreased 21 bps from Q3-2019 to 2.95% and decreased 83 bps from Q4-2018
- LIBOR movement reflected in core LHI yields and mortgage finance yields

Balance Sheet Growth

- Average LHI, excluding MFLs, decreased 1% from Q3-2019 ($234.1 million); increased less than 1% from Q4-2018 ($23.7 million)
- Average total MFLs increased 7% from Q3-2019 ($765.4 million); 61% from Q4-2018 ($4.3 billion)
- Average total deposits increased 6% from Q3-2019 ($1.7 billion); 35% from Q4-2018 ($7.4 billion)

Operating Leverage

- Net revenue decreased 2% from Q3-2019 and increased 4% from Q4-2018
- Non-interest expense increased 6% from Q3-2019 and 22% from Q4-2018; increased 12% for YTD 2019, which included $1.3 million in merger-related expenses and $15.2 million of investment in Bask Bank and new C&I verticals, of which $6.0 million is non-recurring

Credit Quality

- Criticized loans were $584.1 million at Q4-2019 compared to $536.3 million at Q3-2019 and $442.0 million at Q4-2018
- NCOs / average total LHI of .21% for Q4-2019 compared to .58% for Q3-2019 and .60% for Q4-2018
- Non-accrual loans / total LHI of .91% for Q4-2019 compared to .49% in Q3-2019 and .36% in Q4-2018

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TEXAS CAPITAL BANCSHARES, INC.

Energy and Leveraged Lending Update

Energy Outstandings 12/31/19



1%
6%
10%
83%
Total E&P
Total Midstream
Total Salt Water Disposal
Total Other

C&I Leveraged Outstandings 12/31/19



Ending Balances ($M)
1300
1200
1100
1000
900
800
700
600
500
400
300
200
100
0
$1,216.0
$1,200.2
$1,051.8
$1,008.1
$841.1
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

Energy

- Outstanding energy loans represented 5% of total loans, or $1.4 billion, at Q4-2019 compared to 6%, or $1.5 billion, at Q3-2019 and 8%, or $1.8 billion, at Q4-2018
- Non-accruals totaled $125.0 million at Q4-2019 compared to $63.2 million at Q3-2019 and $37.5 million at Q4-2018
- Criticized energy loans totaled $211.4 million (15% of outstanding energy loans) at Q4-2019 compared to $136.0 million (9%) at Q3-2019 and $83.4 million (5%) at Q4-2018
- Allocated reserves of $61.8 million represents 4% of outstanding energy loans

C&I Leveraged

- Outstanding C&I leveraged loans decreased $374.9 million, or 31%, from Q4-2018; expected 25%-30% reduction for full year 2019 achieved
- Outstanding C&I leveraged loans represented 3% of total loans, or $841.1 million, at Q4-2019 compared to 4%, or $1.0 billion, at Q3-2019 and 5%, or $1.2 billion, at Q4-2018
- Non-accruals totaled $73.2 million (9% of outstanding C&I leveraged loans) at Q4-2019, compared to $28.3 million (3%) at Q3-2019 and $28.8 million (2%) at Q4-2018
- Criticized loans totaled $204.0 million (24% of outstanding C&I leveraged loans) at Q4-2019, compared to $177.1 million (18%) at Q3-2019 and $151.0 million (12%) at Q4-2018
- Allocated reserves of $68.4 million represents 8% of outstanding C&I leveraged loans
- No significant concentration in any industry

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TEXAS CAPITAL BANCSHARES, INC.

Net Interest Income & Margin Average Earning Assets & Net Quarterly Change Interest Income NII ($MM) NIM (%) $5.7 $252.2 Q3 2019 3.16% $30.0 $4.5 17.1 Decrease in funding costs .21 6.3 Increase in loan balances - $2.8 $27.9 $27.4 1.8 Contribution from free funds .02 $25.0 $26.1 $1.9 $2.0 .6 Mix shift from MF to LHI .01 $23.7 $23.6 (.5) Increase in liquidity (.11) $20.0 (6.5) Decrease in MF yields (.08) $252.2 Decrease in Liquidity Asset $248.4 (7.1) (.08) yields $243.6 $240.7 $235.6 $15.0 (15.5) Decrease in LHI loan yields (.18) Portfolio Balances ($B) PortfolioBalances $248.4 Q4 2019 2.95% $10.0 Highlights • Impact of continued downward LIBOR move reflected in traditional LHI yields • Mortgage finance yields impacted by volume pricing $5.0 • MCA/LHS yields impacted by decline in mortgage rates • Total funding costs decreased 22 bps during Q4-2019 $- compared to decrease of 15 bps during Q3-2019 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 • Deposit costs decreased 22 bps during Q4-2019 Total Loans Other Earning Assets Net Interest Income compared to decrease of 8 bps during Q3-2019 6

Loan Growth Average Loans & Yield Loan Composition ($27.2Billion outstanding balance 12/31/19) $28.0 Business Assets $26.0 $10.7 $11.4 $9.5 27% $24.0 Energy $22.0 $7.1 $7.1 5% $20.0 $18.0 Highly Liquid Unsecured Assets 3% $16.0 $16.6 $16.9 $16.8 $16.9 $16.7 1% $14.0 Owner Occupied 5.82% R/E $12.0 5.72% 5.73% 5.53% 4% Portfolio Portfolio Balances($B) $10.0 5.16% Residential R/E $8.0 Mkt. Risk 4% $6.0 $4.0 $2.0 Total Mortgage Comml R/E Mkt. Finance $- Risk 39% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 13% Other Assets LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield 4% Growth Highlights • Average LHI, excluding MFLs, down $234.1 million (1%) from Q3-2019 and up $23.7 million (less than 1%) from Q4-2018 • Decrease in LHI, excluding MFLs, at end of the quarter; period-end balance $190.8 million lower than Q4-2019 average balance • Increase in average total MFL balances of $765.4 million (7%) from Q3-2019 and $4.3 billion (61%) from Q4-2018 • Average total MFLs represent 41% of average total loans for Q4-2019 compared to 39% for Q3-2019 and 39% at period end 7

Deposit Growth Average Deposits Funding Costs 2.00% $28.0 $10.9 $26.0 $10.0 $24.0 $22.0 1.50% 1.38% 1.40% $7.9 $20.0 $7.5 $7.0 1.23% 1.25% $18.0 1.33% 1.29% 1.03% $16.0 $17.4 1.17% 1.21% $16.6 1.00% $14.0 $14.0 $14.6 0.99% $12.0 $13.5 Deposit Balances Deposit($B) Balances $10.0 $8.0 0.50% $6.0 $4.0 $2.0 $- 0.00% Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Interest-Bearing Deposits DDAs Avg Cost of Deposits Total Funding Costs Growth Highlights • Deposit costs decreased 22 bps during Q4-2019 and total funding costs decreased 22 bps; compared to a decrease of 8 bps and 15 bps, respectively, in Q3-2019 • Cost of interest-bearing deposits decreased 31 bps during Q4-2019; compared to a decrease of 6 bps in Q3-2019 • Increase in linked quarter average total deposits with growth in demand deposits improving overall deposit costs • Continued focus on cost-effective deposit growth with new verticals and core client relationships • Decrease in total funding costs resulting from continued decline in rates 8

Non-interest Expense Quarterly Change Annual Change Increase/ Increase/ Non-interest expense ($MM) (Decrease) Non-interest expense ($MM) (Decrease) Q3 2019 $149.4 YTD 2018 $525.1 Salaries and employee benefits, includes: Salaries and employee benefits, includes: – FAS 123R (includes stock price changes) .6 – FAS 123R (includes stock price changes) .7 – non-LTI incentives and annual incentive pool (1.4) – non-LTI incentives and annual incentive pool 2.3 – severance (0.8) – MTM on deferred compensation 3.6 – MTM on deferred compensation 0.7 – salaries and benefits 16.7 – salaries and benefits 1.1 Marketing expense; variable component tied to deposits (1.9) Marketing expense; variable component tied to deposits 14.0 Legal and professional, includes: Legal and professional – merger-related 1.3 – merger-related 1.3 – Bask Bank and new C&I verticals 7.4 – Bask Bank and new C&I verticals 9.1 – variable component related to deposit services 0.7 – variable component related to deposit services 2.2 – general 1.6 – general (1.8) Communications and technology 3.0 Communications and technology 14.8 Servicing related expenses (includes MSR impairment) (5.2) Servicing related expenses (includes MSR impairment) 7.6 All other – includes occupancy and FDIC insurance 2.2 All other – includes occupancy and FDIC insurance (5.6) Q4 2019 $158.7 YTD 2019 $590.0 NIE - Efficiency • Full year 2019 efficiency ratio of 55.0% compared to prior year of 52.9%; 59.6% for Q4-2019 compared to 54.8% for Q3-2019 • Important to understand punitive impact of deposit related marketing fees and servicing expenses on efficiency ratio; adjusted ratio of 52.1% for 2019 compared to 50.7% for 2018; 2019 includes $1.3 million in merger-related expenses and $15.2 million of investment in Bask Bank and new C&I verticals, of which $6.0 million is non-recurring 9

Asset Quality Allowance for Credit Losses NCO/Average Total LHI $240.0 0.80% $220.0 $225.4 $218.4 $200.0 0.70% $203.0 $199.5 $203.7 $180.0 0.60% $160.0 0.93% 0.93% $140.0 0.90% 0.50% $120.0 0.81% 0.83% 0.40% 0.37% ALLL ALLL ($M) $100.0 0.29% 0.31% $80.0 0.30% $60.0 0.20% 0.16% $40.0 $20.0 0.10% 0.07% $- Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 0.00% ALLL Total Allowance for Credit Losses as % of Total LHI 2015 2016 2017 2018 2019 Criticized Loans as % of Total LHI Combined 5.00% Reserves/ .90% 1.03% .94% .90% .83% Total LHI $600.0 $629.1 $602.8 $584.1 4.00% Asset Quality Highlights $500.0 $536.3 • Credit cost of $17.0 million for Q4-2019, compared to $11.0 million in $442.0 Q3-2019 and $35.0 million in Q4-2018 $400.0 3.00% 2.58% 2.58% • NCOs $12.8 million ($588,000 energy and $6.2 million leveraged 2.37% 2.17% lending), or 21 bps of average total LHI, in Q4-2019 compared to $36.9 $300.0 1.96% 2.00% million, or 58 bps, in Q3-2019 and 60 bps in Q4-2018; YTD Q4-2019 Criticized Criticized Loans($M) NCOs $74.3 million ($32.3 million energy and $30.2 million leveraged $200.0 lending) 1.00% • NPL ratio increased to .91% of total LHI at Q4-2019 compared to .49% $100.0 at Q3-2019 and .36% at Q4-2018 $- 0.00% • Criticized loans increased to $584.1 million at Q4-2019 compared to Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 $536.3 million at Q3-2019 and $442.0 million at Q4-2018 Criticized Loans Criticized Loans as a % of Total LHI 10

Performance Summary - Quarterly

(in thousands except per share data)	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Net interest income	$ 248,385	$ 252,168	$ 243,553	$ 235,614	$ 240,673
Non-interest income	17,761	20,301	24,364	30,014	15,280
Net revenue	266,146	272,469	267,917	265,628	255,953
Provision for credit losses	17,000	11,000	27,000	20,000	35,000
Non-interest expense	158,690	149,370	141,561	140,378	129,862
Income before income taxes	90,456	112,099	99,356	105,250	91,091
Income tax expense	16,539	23,958	21,387	22,411	19,200
Net income	73,917	88,141	77,969	82,839	71,891
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$ 71,480	$ 85,703	$ 75,532	$ 80,401	$ 69,454
Diluted EPS	$ 1.42	$ 1.70	$ 1.50	$ 1.60	$ 1.38
Net interest margin	2.95%	3.16%	3.41%	3.73%	3.78%
ROA	.85%	1.06%	1.05%	1.26%	1.09%
ROE	10.68%	13.22%	12.20%	13.58%	11.82%
Non-interest expense to average earning assets	1.87%	1.86%	1.97%	2.21%	2.03%
Efficiency	59.6%	54.8%	52.8%	52.8%	50.7%
Efficiency, adjusted[(1)]	57.7%	51.2%	49.5%	50.1%	48.7%

(1) Non-interest expense, excluding deposit related marketing fees and servicing related expenses, divided by the sum of net interest income and non-interest income, net of deposit related marketing fees and servicing related expenses. Marketing fees totaled $9.4 million, $11.9 million, $11.6 million, $9.1 million and $7.7 million for Q4, Q3, Q2 and Q1 2019, as well as for Q4 2018, respectively.

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TEXAS CAPITAL BANCSHARES, INC.

Performance Summary - Annual

(in thousands except per share data)	2019	2018	2017	2016	2015
Net interest income	$ 979,720	$ 914,860	$ 761,328	$ 639,814	$ 556,530
Non-interest income	92,440	78,024	74,256	60,780	47,738
Net revenue	1,072,160	992,884	835,584	700,594	604,268
Provision for credit losses	75,000	87,000	44,000	77,000	53,250
OREO write-down	-	-	6,111	-	-
Non-interest expense	589,999	525,096	459,765	382,397	326,523
Income before income taxes	407,161	380,788	325,708	241,197	224,495
Income tax expense	84,295	79,964	128,645	86,078	79,641
Net income	322,866	300,824	197,063	155,119	144,854
Preferred stock dividends	9,750	9,750	9,750	9,750	9,750
Net income available to common shareholders	$ 313,116	$ 291,074	$ 187,313	$ 145,369	$ 135,104
Diluted EPS	$ 6.21	$ 5.79	$ 3.73	$ 3.11	$ 2.91
Net interest margin	3.28%	3.78%	3.49%	3.14%	3.14%
ROA	1.04%	1.19%	.87%	.74%	.79%
ROE	12.38%	13.14%	9.51%	9.27%	9.65%
Non-interest expense to average earning assets	1.96%	2.15%	2.12%	1.88%	1.84%
Efficiency	55.0%	52.9%	55.8%	54.6%	54.0%
Efficiency, adjusted(1)	52.1%	50.7%	53.2%	54.0%	53.6%

(1) Non-interest expense, excluding OREO write-down, deposit related marketing fees and servicing related expenses, divided by the sum of net interest income and non-interest income, net of deposit related marketing fees and servicing related expenses. Marketing fees totaled $42.0 million, $28.1 million, $16.3 million, $6.7 million and $5.6 million for YTD 2019, 2018, 2017, 2016 and 2015, respectively.

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TEXAS CAPITAL BANCSHARES, INC.

2020 Outlook Business Driver 2020 Outlook Average LHI Mid single digit percent growth Average LHI – Mortgage High teens percent decrease Finance Loans held for sale (MCA) Low $3.0 billion average Average Deposits Flat, due to repositioning Net Revenue Low single digit percent decrease Net Interest Margin 3.05% to 3.15% Provision Expense Low to high $60 million level NIE Mid single digit percent growth Efficiency Ratio High-50s 13

Closing Comments • Commitment to delivering premier client experience to our clients which we believe continues to improve post merger with opportunity to leverage branch network and increase small business market share • Continued runoff in leverage and energy portfolios in Q4-2019 reducing traditional LHI balances; net growth planned in traditional LHI in 2020 with portfolio of single family mortgages sourced from MCA and launch of new C&I verticals • Assuming more normalized level of mortgage finance in 2020, while leveraging MCA channel to add duration to the balance sheet • Most significant deposit initiatives include Bask Bank and commercial escrow, both of which are expected to gain meaningful market share in 2020 • Improved level of provision for loan losses in 2019 versus 2018, with continued improvement expected in 2020; remaining vigilant on improving the overall risk profile of the portfolio and resolving problem loans • Continued focus on management of core operating expenses while continuing to be opportunistic in attracting and hiring top revenue producing talent; committed to investment in Bask Bank which we believe is even more important post merger with an almost $50 billion bank 14

Q&A 15

Appendix 16

Merger of Equals Progress Work Underway to Create the Premier Texas-Based Bank Progress Since Announcement • Integration planning well underway with leaders from both companies working to ensure seamless and timely transition once closing of the merger is achieved, subject to customary closing conditions • Established a joint Integration Management Office leveraging top-tier external advisors with extensive experience in transactions and deep knowledge of financial services • Continued commitment to achieving the synergies and cost savings as originally announced • Filed our registration statement; regulatory merger applications expected to be filed in January 2020 Illustrative Transaction Timeline Announced leadership, Filed registration Further updates to be provided Legal branding, headquarters, statement as work progresses Close and regulators December Today Mid-Year January 22, 2020 2019 2020 Joint Integration Management Office Special Meetings established; teams engaged in integration of Stockholders planning with help from top-tier external advisors 17

Focused on Results Delivering a High Performance Bank in the Country’s Best Markets • Focused on creating a high performance bank that can serve customers of any size in a combined footprint that spans five of the strongest markets in the country • Complementary nature of the two companies creates opportunities to greatly expand our offering to existing customers and to continue growing organically in our core markets • Our shared commitment to consistently delivering a high level of service to our customers will remain a core part of our shared identity once the merger is completed 18 Source: S&P Global. (1) 2025 projected population growth for MSAs with greater than 1 million people. (2) 2019 population.

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q4 2019		Q3 2019		Q4 2018	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 238,495	5.21%	$ 239,834	4.69%	$ 117,371	5.22%
Liquidity assets	5,489,320	1.66%	4,284,874	2.17%	1,759,417	2.25%
Loans held for sale	3,567,836	3.72%	2,555,269	4.07%	2,049,395	4.72%
LHI, mortgage finance	7,870,888	3.18%	8,118,025	3.36%	5,046,540	3.72%
LHI	16,667,259	5.16%	16,901,391	5.53%	16,643,559	5.72%
Total LHI, net of reserve	24,348,794	4.56%	24,806,518	4.87%	21,507,285	5.30%
Total earning assets	33,644,445	4.00%	31,886,495	4.44%	25,433,468	5.04%
Total assets	$34,619,311		$32,886,612		$26,261,624	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$17,382,275	1.62%	$16,615,417	1.93%	$13,474,308	1.82%
Other borrowings	2,822,465	1.83%	2,896,477	2.27%	2,290,520	2.39%
Total long-term debt	395,480	5.37%	395,385	5.45%	395,114	5.47%
Total interest bearing liabilities	20,600,220	1.72%	19,907,279	2.05%	16,159,942	1.99%
Demand deposits	10,933,887		9,992,406		7,462,392	
Total deposits	28,316,162	0.99%	26,607,823	1.21%	20,936,700	1.17%
Stockholders' equity	2,806,240		2,722,421		2,482,012	
Total liabilities and stockholders' equity	$34,619,311	1.03%	$32,886,612	1.25%	$26,261,624	1.23%
Net interest margin		**2.95%**		**3.16%**		**3.78%**
Total deposits and borrowed funds	**$31,138,627**	**1.07%**	**$29,504,300**	**1.31%**	**$23,227,220**	**1.29%**

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TEXAS CAPITAL BANCSHARES, INC.

Average Balances, Yields & Rates - Annual (in thousands) 2019 2018 Avg. Bal. Yield Rate Avg. Bal. Yield Rate Assets Securities $ 213,902 4.92% $ 70,695 4.75% Liquidity assets 3,557,200 2.04% 1,970,310 1.85% Loans held for sale 2,688,677 4.19% 1,561,530 4.56% LHI, mortgage finance 6,999,586 3.45% 4,875,860 3.72% LHI 16,803,930 5.56% 16,075,007 5.46% Total LHI, net of reserve 23,603,232 4.98% 20,767,004 5.10% Total earning assets 30,063,011 4.56% 24,369,539 4.80% Total assets $31,016,005 $25,197,689 Liabilities and Stockholders’ Equity Total interest bearing deposits $15,667,512 1.87% $12,323,299 1.50% Other borrowings 3,038,095 2.31% 2,102,404 2.03% Total long-term debt 395,342 5.51% 394,980 5.44% Total interest bearing liabilities 19,100,949 2.02% 14,820,683 1.68% Demand deposits 8,989,104 7,890,304 Total deposits 24,656,616 20,213,603 Stockholders’ equity 2,679,021 2,365,449 Total liabilities and stockholders’ equity $31,016,005 1.25% $25,197,689 .99% Net interest margin 3.28% 3.78% Total deposits and borrowed funds $27,694,711 1.31% $22,316,007 1.02% 20

Average Balance Sheet - Quarterly (in thousands) QTD Average Q4/Q3 YOY % Q4 2019 Q3 2019 Q4 2018 % Change Change Total assets $34,619,311 $32,886,612 $26,261,624 5% 32% Loans held for sale 3,567,836 2,555,269 2,049,395 40% 74% Loans held for investment 16,667,259 16,901,391 16,643,559 (1)% 0% Loans held for investment, mortgage 7,870,888 8,118,025 5,046,540 (3)% 56% finance Total loans held for investment 24,538,147 25,019,416 21,690,099 (2)% 13% Total loans 28,105,983 27,574,685 23,739,494 2% 18% Liquidity assets 5,489,320 4,284,874 1,759,417 28% 212% Demand deposits 10,933,887 9,992,406 7,462,392 9% 47% Total deposits 28,316,162 26,607,823 20,936,700 6% 35% Stockholders’ equity 2,806,240 2,722,421 2,482,012 3% 13% 21

Period End Balance Sheet (in thousands) Period End Q4/Q3 % YOY % Q4 2019 Q3 2019 Q4 2018 Change Change Total assets $32,548,069 $33,526,437 $28,257,767 (3)% 15% Loans held for sale 2,577,134 2,674,225 1,969,474 (4)% 31% Loans held for investment 16,476,413 16,772,824 16,690,550 (2)% (1)% Loans held for investment, mortgage 8,169,849 7,951,432 5,877,524 3% 39% finance Total loans held for investment 24,646,262 24,724,256 22,568,074 0% 9% Total loans 27,223,396 27,398,481 24,537,548 (1)% 11% Liquidity assets 4,263,766 4,993,185 2,865,874 (15)% 49% Demand deposits 9,438,459 10,289,572 7,317,161 (8)% 29% Total deposits 26,478,593 27,413,303 20,606,113 (3)% 28% Stockholders’ equity 2,832,258 2,757,433 2,500,394 3% 13% 22